UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2008

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment on Form 8-K/A is being filed to restate the financial statements of Carmichael’s Cashway Pharmacy, Inc. (“Carmichael’s”) which was acquired by the registrant as described in Item 1.01. The restated financial statements for Carmichael’s for the fiscal year ended December 31, 2007, the seven months ended December 31, 2006 and for the period of January 1, 2008 – April 22, 2008 are included in this report.

Item 1.01 Entry into a Material Definitive Agreement

Stock Purchase Agreement

As previously reported in a current report on Form 8-K filed with the SEC on April 29, 2008, on April 22, 2008, SunLink Scripts RX LLC (f/k/a SunLink Homecare Services, LLC) (“Scripts”), a subsidiary of SunLink Health Systems, Inc. (“SunLink”) and Carmichael’s Cashway Pharmacy, Inc. (“Carmichael’s”), Theodore S. Carmichael and Judy Chiasson Carmichael (collectively with Carmichael’s, the “Sellers”), entered into a definitive Stock Purchase Agreement, effective April 23, 2008, pursuant to which Scripts purchased Carmichael’s for $24.0 million, consisting of $19.0 million in cash, $3.0 million in the form of a promissory note and $2.0 million in shares of SunLink (equaling 334,448 shares). In connection with the execution of the Stock Purchase Agreement, both Scripts and the Sellers made customary representations, warranties and covenants. As previously reported in a current report on Form 8-K filed with the SEC on March 20, 2009, the Stock Purchase Agreement was effectively amended by the terms of a letter agreement dated March 17, 2009 between the Sellers, Scripts and Carmichaels.

The foregoing is not intended to be a complete description of the Stock Purchase Agreement, as amended, and is qualified in its entirety by reference to the Stock Purchase Agreement , a copy of which is incorporated herein by reference from Exhibit 10.28 of the Company’s current report on Form 8-K dated April 29, 2008 and to the Letter Agreement, a copy of which is incorporated herein by reference from the Company’s current report on Form 8-K dated March 20, 2009. The Stock Purchase Agreement and Letter Agreement contain representations and warranties that have been made as of the date of the agreement. These representations and warranties were made solely to and for the benefit of the parties to the respective agreement and may have had the purpose of confirming certain due diligence matters between the parties, may represent the allocation of risk between the parties in the context of a negotiated transaction. In addition, the representations and warranties may be qualified by information set forth in confidential disclosure schedules that the parties have exchanged in connection with their execution of the Stock Purchase Agreement or Letter Agreement. Accordingly, investors should not rely on the representation and warranties contained in the Stock Purchase Agreement or Letter Agreement as characterizations of the actual state of facts as of the date of the Stock Purchase Agreement or any subsequent time.

Item 2.01 Completion of Acquisition or Dispositions of Assets.

See description provided under Item 1.01

Item 9.01 Financial Statements and Exhibits

Pursuant to an amendment on Form 8-K/A filed with the SEC on July 9, 2008, the registrant filed certain financial statements for the business acquired. On September 19, 2008, the registrant filed a current report on Form 8-K, including exhibits, announcing that the previously filed financial statements for the business acquired would be restated and should not be relied on. Restated financial statements of the business acquired and restated pro forma financial information are attached as Exhibits to this amended report.

a.	Financial statements of business acquired – The financial statements of Carmichael Cashway Pharmacy, Inc. are attached as Exhibits 99.1 and 99.2 to this report and are incorporated herein by reference.

b.	Pro forma financial information – The information required by this item is attached as Exhibit 99.3 to this report and is incorporated herein by reference.

c.	Not applicable.

d.	Exhibits. The following exhibits are filed with this report:

Exhibit 23.1 – Consent of Cherry, Bekaert & Holland, L.L.P.

Exhibit 99.1 – Consolidated Financial Statements of Carmichael Cashway Pharmacy, Inc. as of and for the Year Ended December 31, 2007 and the Seven Months ended December 31, 2006.

Exhibit 99.2 – Consolidated Financial Statements of Carmichael Cashway Pharmacy, Inc. for the Period January 1, 2008 - April 22, 2008.

Exhibit 99.3 – Unaudited Pro Forma Condensed Financial Statements of SunLink Health Systems, Inc, as of and for the nine months ended March 31, 2008 and for the year ended June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: May 21, 2009

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
23.1	Consent of Cherry, Bekaert & Holland, L.L.P.

99.1	Consolidated Financial Statements of Carmichael Cashway Pharmacy, Inc. as of and for the Year Ended December 31, 2007 and the Seven Months ended December 31, 2006.

99.2	Consolidated Financial Statements of Carmichael Cashway Pharmacy, Inc. for the Period January 1, 2008 - April 22, 2008.

99.3	Unaudited Pro Forma Condensed Financial Statements of SunLink Health Systems, Inc, as of and for the nine months ended March 31, 2008 and for the year ended June 30, 2007.

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